Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-164306) of OceanFreight Inc. and in the related Prospectus, of our reports dated April 14, 2011, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of OceanFreight Inc. included in this Annual Report (Form 20-F) for the year ended December 31, 2010.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

April 14, 2011
Athens, Greece.